ALERE ISSUES OPEN LETTER TO STOCKHOLDERS

WALTHAM, Mass., August 2, 2013 — Alere Inc. (NYSE: ALR) (the “Company” or “Alere”), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health information solutions, today issued the following open letter to Alere stockholders in connection with the Company’s 2013 Annual Meeting of Stockholders, to be held on August 7, 2013.

The full text of the letter follows:

August 2, 2013

Dear Fellow Alere Stockholder:

Our second quarter 2013 financial results demonstrate our strong momentum and that your Board and management team are committed to enhancing value for all of our stockholders on a sustained basis.

Before you cast your vote at Alere’s August 7, 2013, Annual Meeting of Stockholders, your Board and management team would like to make sure you have all of the facts.

WE BELIEVE COPPERSMITH’S NOMINEES ARE UNFIT TO SERVE ALERE’S INVESTORS

Alere stockholders should have serious concerns about electing Coppersmith’s unqualified and inexperienced director candidates, since:

•	NONE of Coppersmith’s nominees has any meaningful experience running a healthcare company;

•	NONE has any meaningful experience integrating acquisitions;

•	NONE has any meaningful experience driving growth in foreign/emerging markets;

•	NONE has any meaningful experience in FDA regulatory matters; and

•	ONLY ONE has ever served on the board of a public company.

Why let these remarkably under-qualified nominees use Alere’s Board as their training ground?

Coppersmith’s nominees fail to pass muster on several fronts:

•	Curt Hartman, after 22 years with Stryker and only eight months as interim CEO, was passed over for the full-time CEO position in favor of another employee with only a brief tenure at Stryker.

In addition, sources disclosed that Mr. Hartman was the subject of multiple allegations of sexual harassment during his tenure at Stryker and that these allegations were settled confidentially for substantial monetary payments. Specifically, we learned that three sexual harassment claims against Mr. Hartman were settled by Stryker, including one after he ceased to be interim CEO, and we believe that these events may have been a factor contributing to Mr. Hartman being passed over for the full-time CEO position.

Mr. Hartman also has no public company board experience.

•

Jerome Lande is an activist fund manager with no operating experience in healthcare and no public company board experience, despite several attempts to have himself elected. At his predecessor firm (the now defunct MMI Investments), Lande obtained Board seats for its nominees at three companies following proxy contests during or after 2008. At two of these three companies, the stock price fell dramatically (declines of 88% and 58%, respectively) during the tenure of MMI’s director candidates on the board. In addition, at all three of these companies, stockholder returns during the tenure of MMI’s director candidates underperformed the relevant market and sector indices for each company, underperforming on average by 70% and 47%, respectively.

Further, Mr. Lande, a Coppersmith principal, failed to disclose in Coppersmith’s proxy statement that Mr. Lande has a prior relationship with Ted Martin. Specifically, Mr. Martin was a paid nominee of MMI Investments on a dissident board slate with Mr. Lande during MMI’s unsuccessful 2011 proxy contest for board seats at EMS Technologies.

•

Ted Martin’s last executive position was approximately 15 years ago at a small manufacturer of custom metal parts for aerospace and industrial markets that had annual revenues that were just a fraction of Alere’s. As noted above, Mr. Martin also has an undisclosed prior business relationship with Mr. Lande.

This information raises serious concerns as to the fitness, qualifications and lack of independence of Coppersmith’s nominees. Stockholders should ask themselves whether Coppersmith selected these nominees based on a single qualification – a commitment to advance its short-term, value-destructive agenda.

ELECTING ANY OF COPPERSMITH’S NOMINEES COULD SEVERELY DISRUPT ALERE’S MOMENTUM AND POTENTIALLY RESULT IN CUSTOMER ATTRITION

Coppersmith has proposed that we sell or shut down our entire Health Information Solutions business. Several of our existing and potential customers in this segment have already expressed concern about the possibility of Coppersmith’s nominees being elected and carrying out Coppersmith’s misguided strategy. If Coppersmith’s nominees are elected, we are deeply concerned about:

•	Customer attrition and the impact on our ability to continue winning new customers
•	Customer reluctance to do business with us in the face of a potential sale or shut down – in fact, business opportunity has eroded even before the vote
•	Interference with our positive momentum, creating confusion and competitive disadvantage for us at a moment of unprecedented change and opportunity in the global healthcare market

Coppersmith’s nominees will create serious and unproductive disruption at the Company in their attempt to implement a series of pre-determined actions that are value-destructive, putting your investment in Alere at risk.

In its August 1, 2013 letter, Coppersmith notes that it is pleased by Alere’s “sequential improvements in the 2nd quarter” – and they should be. In the same letter, Coppersmith desperately tries to take credit for the series of value-creating initiatives we announced with our second quarter 2013 results. Do not be fooled – Alere’s improving financial performance and business outlook are the result of the implementation of the new strategic plan that we first outlined to our stockholders in November 2012 – many months before Coppersmith ever purchased its first share of Alere’s Common Stock – and, over that time frame, the stock is up 77% and is the best performing stock in the diagnostics sector.

PROTECT AND ENHANCE YOUR INVESTMENT – VOTE TO ELECT ALL OF ALERE’S

HIGHLY QUALIFIED NOMINEES

Our highly qualified nominees believe in Alere and welcome the responsibility to serve you, our investors. As our nominees told stockholders in a letter earlier this week, they have well over a century of combined healthcare operating experience, with each having had significant CEO tenures leading complex, large-scale, global organizations. They have proven track records building and leading successful companies, serving as directors of public companies, integrating acquisitions, driving growth in foreign and emerging markets and launching FDA-approved medical products. Compare our outstanding nominees to Coppersmith’s extremely lackluster slate and ask yourself – who is more likely to add value? Who is certain to destroy value?

We believe the choice is clear – If you want to see continued change at Alere which benefits your investment, we urge you to vote the WHITE proxy card to elect your Board’s four new, independent director nominees – Håkan Björklund, Stephen MacMillan, Brian Markison and Sir Thomas McKillop.

If stockholders have any questions, require assistance with voting the WHITE proxy card, or need additional copies of the proxy materials, please contact:

The Proxy Advisory Group, LLC

18 East 41st Street, Suite 2000

New York, New York 10017

(888) 337-7699

Or

(888) 33 PROXY

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated effect of our strategy, potential customer reactions to the election, potential divestitures, the timing of the Annual Meeting, the nominees for election as director and the anticipated independence of the nominees. These statements reflect our current views with respect to future events and are based on management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with global market and economic conditions and our ability to execute on our strategy, unanticipated effects of the Affordable Care Act, disruptions in the capital markets, fluctuations in currency exchange rates, changes in laws and regulations, dependence on suppliers, potential product liability litigation, regulatory compliance costs, unanticipated cost increases, competition, unanticipated delays or difficulties in research and product development and changes in demand for our products, as well as the other risks described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 1, 2013, as amended. We undertake no obligation to update any forward-looking statements contained herein.

Contacts:

Kelly Sullivan / Annabelle Rinehart / Dan Moore

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449